EXHIBIT 10.1

CARDIODYNAMICS INTERNATIONAL CORPORATION

CHARTER

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

July 17, 2003

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and, providing a qualified candidate is reasonably available, at least one member shall meet the requirements for and be designated as the “Audit Committee Financial Expert” as defined by Section 407 of the SEC rules.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet with management and the independent accountants in separate executive sessions, as necessary or appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, as conditions dictate.

2.	Review the Corporation’s annual financial statements and any financial reports or other financial information submitted to the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Maintain minutes or other records of meetings and activities of the Committee.

4.	Develop, disclose and maintain a Code of Ethics to deter wrongdoing and promote honest and ethical conduct, which meets the requirements of Section 406 of the SEC rules, including disclosure of any changes to, or waivers of, the Code of Ethics.

5.	Take appropriate measures to assure that no officer, director, or any person acting under their direction, fraudulently influences, coerces, manipulates, or misleads the auditor engaged in the audit of its financial statements for the purpose of rendering the financial statements materially misleading.

Independent Public Accountants

6.	Be directly responsible for the appointment, removal, compensation and oversight of the work of any independent public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work, including resolution of disagreements between the Company’s management and such firm regarding financial reporting, and including, with respect to the engagement of any such firm, authority to engage such firm for auditing services and non-audit services, as such terms are used in the Sarbanes-Oxley Act of 2002, with each such firm reporting directly to the Audit Committee.

7.	In connection with its oversight of the audit process, have the authority to engage experts and consultants, including counsel, in furtherance of such responsibilities and the carrying out of its duties hereunder.

8.	Consider the independence and effectiveness of the independent public accountants and assure that any non-audit services (as defined by Sarbanes-Oxley) are allowable and pre-approved by the Audit Committee. On a regular basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

9.	Approve the fees and other compensation to be paid to the independent public accountants and disclose such fees billed by the independent accountant separately reporting audit, audit-related, tax and all other fees for the two most recent years. Describe, in qualitative terms, the types of services provided under each category.

10.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

11.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy Corporation’s financial statements.

Financial Reporting Processes

12.	In consultation with the independent accountants, review the integrity of the Corporation’s financial reporting and disclosure processes.

13.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

14.	Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent public accountants or management.

Process Improvement

15.	Following completion of the annual audit, review with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

16.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

17.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

18.	Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

19.	Review, with the Corporation’s counsel, any legal matter that could have significant impact on the Corporation’s financial statements.

20.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

The Committee has the responsibility and powers set for in this Charter, however, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent accountants

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